Exhibit 99.1

PRESS RELEASE

Secured Financial Network, Inc. To Restate Financials For 2005 and Three Quarters of 2006 in 10-KSB For Year Ending 2006

Fort Lauderdale, Florida---March 8, 2007---Secured Financial Network, Inc. (OTCBB:SFNL-NEWS)

The Securities and Exchange Commission, after reviewing the Company’s previously filed 10-KSB Filing for 2005, notified the company that there were errors in the accounting of the merger of the Company, which such accounting should have been accounted for as a recapitalization of Secured Financial Network, Inc., that the Company did with 12 to 20 Plus, Inc. in January of 2005.

As a result of this error, the company is required by law to inform the public that the financial statements made since January 2005 are not correct and cannot be relied upon.

In order to correct the accounting, the company plans to file a comprehensive 10-KSB for the year 2006 wherein the company will restate, in detail, all of the filings in question using the correct merger accounting.

Management believes that this restatement of the filings will not significantly change any of the income or expenses reported by the company since the merger was completed.